United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$725,730
Unrealized Gain (Loss) on Market Value of Futures	4,325,260
Dividend Income	1,464
Interest Income	350
ETF Transaction Fees	350
Total Income (Loss)	$5,053,154

Expenses
General Partner Management Fees	$40,181
SEC & FINRA Registration Expense	10,114
Tax Reporting Fees	9,827
Audit Fees	7,192
NYMEX License Fee	1,004
Brokerage Commissions	889
Non-interested Directors' Fees and Expenses	875
Prepaid Insurance Expense	722
Total Expenses	$70,804
Net Income (Loss)	$4,982,350

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/13	$72,121,112
Additions (150,000 Units)	6,504,698
Withdrawals (50,000 Units)	(2,122,503)
Net Income (Loss)	4,982,350

Net Asset Value End of Month	$81,485,657
Net Asset Value Per Unit (1,900,000 Units)	$42.89

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612